SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported) OCTOBER 4, 1996


                       ANCHOR GLASS CONTAINER CORPORATION
             (Exact name of registrant as specified in its charter)


 DELAWARE                            0-14770        22-2452609
(State or other jurisdiction of     (Commission    (IRS Employer
 incorporation)                      File Number)    ID Number)


        ONE ANCHOR PLAZA, 4343 ANCHOR PLAZA PARKWAY, TAMPA, FL 33634-7513
              (Address of principal executive offices) (Zip Code)

              Registrant's Telephone Number, including area code:
                                 (813) 884-0000


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

Item 5.           OTHER EVENTS

         On October 4, 1996, the Registrant entered into an asset purchase agreement (the "Agreement") with Ball-Foster Glass Container Co. L.L.C., a limited liability company organized under the laws of the State of Delaware ("Ball-Foster"). Pursuant to the Agreement, Ball-Foster will acquire substantially all of the assets of the Registrant for $365 million in cash at closing, subject to adjustment as set forth in the Agreement. In addition, Ball-Foster will assume specified liabilities of the Registrant. Payment of the purchase price is guaranteed by Saint-Gobain Corporation. The Agreement is subject to several conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act and approval by the United States Bankruptcy Court for the District of Delaware of a sale free and clear of liens.

         The foregoing description of the acquisition is qualified in its entirety by reference to the complete text of the Agreement which is filed as an exhibit to this Report.



Item 7.           Financial Statements, Pro Forma Financial Information
                  AND EXHIBITS

2(a) Asset Purchase Agreement dated as of October 4, 1996 between the Registrant and Ball-Foster.

                                                    SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ANCHOR GLASS CONTAINER CORPORATION


                                      By: /S/ MARK A. KIRK
                                      Name:  Mark A. Kirk
                                      Title: Senior Vice President
                                              and Chief Financial
                                              Officer




Dated: October 11, 1996

                                  EXHIBIT INDEX


                                                            Sequentially
EXHIBIT                    DESCRIPTION                      NUMBERED PAGE


2(a)                       Asset Purchase                     5
                           Agreement dated as
                           of October 4, 1996
                           between Registrant and
                           Ball-Foster